Calculation of Filing Fee Tables
N-2
Bain Capital Private Credit
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest	457(o)	2,011,700,000		$ 2,011,700,000.00	0.0001381	$ 277,815.77
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common shares of beneficial interest	415(a)(6)			$ 988,300,000.00			N-2	333-261859	02/10/2023	$ 108,911.00
			Total Offering Amounts:				$ 3,000,000,000.00		$ 277,815.77
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 277,815.77
Offering Note
[1]	(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. (2) The registrant previously paid a total of $220,400 in connection with the registrant's registration statement on Form N-2 (File No. 333-261859) as initially filed with the Securities and Exchange Commission on December 23, 2021. (4) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3,000,000,000.

[2]	(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. (2) The registrant previously paid a total of $220,400 in connection with the registrant's registration statement on Form N-2 (File No. 333-261859) as initially filed with the Securities and Exchange Commission on December 23, 2021. (3) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $988,300,000 aggregate principal offering price of unsold securities (the "Unsold Securities") that were previously registered for sale under a registration statement initially filed with the Securities and Exchange Commission on December 23, 2021 on Form N-2 (File No. 333-261859) and became effective on February 10, 2023 (the "Prior Registration Statement"). The Registrant previously paid filing fees in the aggregate of $108,911 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. (4) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3,000,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date